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                                                                      EXHIBIT 21

                           SUBSIDIARIES OF REGISTRANT

     The following is a list of all subsidiaries of the Registrant at July 31, 1996 owned by the Registrant or one or more of its other subsidiaries:

                                                                       STATE OR COUNTRY
                     CORPORATE NAME OF SUBSIDIARY                      OF INCORPORATION
    --------------------------------------------------------------   ---------------------
    Digicon Geophysical Corp......................................   Delaware
      Digicon Exploration, Ltd....................................   Delaware
      Digicon Geophysical Limited.................................   United Kingdom
      Veritas DGC Leasing Inc.(4).................................   Delaware
      Infoshare Technology, Inc...................................   Texas
      Digicon/GFS Inc.............................................   Mississippi
      Digicon (Malaysia) Sdn. Bhd.(1).............................   Malaysia
      Digicon (Asia) Sdn. Bhd.....................................   Brunei
      Digicon de Venezuela C.A....................................   Venezuela
      Digicon (Canada) Inc........................................   Canada
      Digicon (Far East) Pte. Ltd.................................   Singapore
      Digital Exploration (Nigeria) Limited(2)....................   Nigeria
      Seismic Company of America, Inc.............................   Delaware
         Euroseis, Inc............................................   Delaware
    Digicon (Nigeria) Limited(3)..................................   Nigeria
    Digicon Finance N.V...........................................   Netherlands Antilles

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(1) Owned 70% by Digicon Geophysical Corp.

(2) Owned 60% by Digicon Geophysical Corp.

(3) Owned 60% by Veritas DGC Inc.

(4) Formerly Digicon Russia, Inc.